Exhibit 99.1

PRESS RELEASE

37-06	MEDIA CONTACTS
Corbin Baumel
Intervoice, Inc.
972-454-8737
Corbin.baumel@intervoice.com
FOR IMMEDIATE RELEASE
Intervoice Announces Results for the Second Quarter of Fiscal 2007
Revenue of $51.1 Million and Net Income of $0.05 Per Diluted Share
DALLAS — September 20, 2006 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $51.1 million for its second fiscal quarter ended August 31, 2006, up 18 percent from $43.3 million recorded in the same quarter of the prior year, and up 12 percent from $45.7 million of revenues posted in the prior quarter. Current quarter net income of $2.0 million, or $0.05 per diluted share, decreased from $4.6 million, or $0.12 per share in the same quarter of the prior year, and increased from a net loss of $0.4 million, or $0.01 per share from the prior quarter.
The Company’s solutions backlog of $41.0 million at August 31, 2006 was up from $30.3 million, or 36 percent from the same quarter of the prior year, and about flat compared to $41.2 million at the end of the first quarter of fiscal 2007.
On September 1, 2006 the Company completed the purchase of the assets and certain liabilities of Nuasis Corporation, a leading provider of Internet-enabled, customer contact software. The Nuasis product suite allows Intervoice to bring new IP-based contact center applications to the agent desktop, including web-chat and email response applications, along with its market leading speech-enabled IVR and voice portal solutions.
“We are expecting the acquisition of Nuasis technology to be very positive for our customers, partners, employees and shareholders,” said Bob Ritchey, the Company’s President & CEO, “I continue to believe the Company’s long-term outlook is favorable, and I currently believe revenues for the third quarter of fiscal 2007 will be in the $48 million to $53 million range. I look forward to discussing details of our second fiscal quarter and outlook for the future in today’s conference call with investors.”
“I am very pleased with the results we have posted for this quarter,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “Our investments in new customers, software, services and markets drove significant top-line growth during the first half of our fiscal year.”
Effective March 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R). The impact of this adoption was an increase in the Company’s second quarter operating costs of $1.3 million related to non-cash stock compensation expenses. Of this amount, $0.3 million is reflected in cost of goods sold, $0.1 million is included in research and development expenses, and $0.9 million is reflected in selling, general and administrative expenses. The tax effect of these adjustments would be $0.4 million at the effective rate of 32.4 percent.

In addition, the Company had approximately $1.0 million of expenses in the second fiscal quarter relating to acquisition intangible amortization charges, severance and restructuring expenses. Of this amount, $0.3 million is recorded in costs of goods sold, $0.1 million is reflected in selling, general and administrative expenses and $0.6 million is reflected as amortization of acquisition related intangible assets. The tax effect of these adjustments would be $0.3 million at the effective rate of 32.4 percent
The Company has scheduled a conference call for 4:00 p.m. central time on Wednesday September 20, 2006, to discuss its second fiscal quarter results and its outlook for the future. To participate in the call, dial (719) 457-2630. The conference call confirmation code is 7427708. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward—looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
About Intervoice
Intervoice, Inc. (NASDAQ: INTV) provides leading enterprises and network operators with the platform, software, applications and services necessary to optimize the customer experience through voice automation solutions. Intervoice Media Exchange, the open, standards-based Intervoice product suite, offers unparalleled flexibility for advanced multi-media messaging, portal, IVR and payment applications. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems have been proven in more than 23,000 implementations worldwide. With the acquisition of Nuasis, Intervoice can now bring new IP-based contact center applications to the agent desktop, including web-chat and email response applications, along with its market leading speech-enabled IVR and voice portal self-service solutions. In addition to traditional premise-based deployments, the Nuasis offering supports remote based agents and hosted solutions. Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.
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INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	August 31, 2006	February 28, 2006
	(Unaudited)
Current Assets	$31,963	$42,076
Cash and cash equivalents
Trade accounts receivable, net of allowance for doubtful accounts of $1,882 in fiscal 2007 and $1,701 in fiscal 2006	32,509	25,745
Inventory	12,105	9,439
Prepaid expenses and other current assets	6,383	4,406
Deferred income taxes	3,182	3,047

	86,142	84,713

Property and Equipment, net of accumulated depreciation of $63,343 in fiscal 2007 and $59,002 in fiscal 2006	33,636	28,893

Other Assets
Intangible assets, net of accumulated amortization of $18,589 in fiscal 2007 and $17,343 in fiscal 2006	9,038	10,284
Goodwill	32,461	32,461
Long term deferred income taxes	2,108	1,330
Other assets	496	454

	$163,881	$158,135

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$14,244	$10,154
Accrued expenses	12,198	15,176
Customer deposits	5,449	6,157
Deferred income	31,133	32,172
Income taxes payable	1,400	484
Deferred income taxes	—	270

	64,424	64,413

Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,578,339 issued and outstanding in fiscal 2007 and 38,470,087 issued and outstanding in fiscal 2006	19	19
Additional capital	95,057	92,050
Retained earnings	5,168	3,558
Accumulated other comprehensive loss	(787)	(1,905)

Stockholders’ equity	99,457	93,722

	$163,881	$158,135

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2006	2005	2006	2005
Sales
Solutions	$24,865	$22,022	$44,334	$43,392
Recurring services	26,235	21,268	52,434	43,161

	51,100	43,290	96,768	86,553

Cost of goods sold
Solutions	15,205	13,050	27,509	25,854
Recurring services	7,192	6,273	14,666	12,385

	22,397	19,323	42,175	38,239

Gross margin
Solutions	9,660	8,972	16,825	17,538
Recurring services	19,043	14,995	37,768	30,776

	28,703	23,967	54,593	48,314

Research and development expenses	5,239	3,884	11,021	8,079
Selling, general and administrative expenses	20,225	15,367	41,025	30,800
Amortization of acquisition related intangible assets	582	252	1,163	504

Income from operations	2,657	4,464	1,384	8,931

Interest income	448	599	947	1,096
Interest expense	—	—	—	(25)
Other income (expense)	(125)	36	82	162

Income before taxes	2,980	5,099	2,413	10,164
Income taxes	965	498	803	1,644

Net income	$2,015	$4,601	$1,610	$8,520

Net income per share — basic	$0.05	$0.12	$0.04	$0.23

Shares used in basic per share computation	38,552	38,130	38,528	37,831

Net income per share — diluted	$0.05	$0.12	$0.04	$0.22

Shares used in diluted per share computation	39,114	38,997	39,143	39,043

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2006	2005	2006	2005
Operating activities
Net income	$2,015	$4,601	$1,610	$8,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,573	1,870	5,251	3,592
Non-cash compensation expense	1,368	—	2,749	—
Change in accounts receivable	(6,682)	3,942	(6,623)	4,930
Other changes in operating activities	(4,555)	1,045	(4,241)	(2,612)

Net cash provided by (used in) operating activities	(5,281)	11,458	(1,254)	14,430

Investing activities
Purchases of property and equipment	(4,207)	(3,912)	(8,614)	(7,044)
Purchase of Edify Corporation	(90)	—	(926)	—
Other	—	—	—	(300)

Net cash used in investing activities	(4,297)	(3,912)	(9,540)	(7,344)

Financing activities
Paydown of debt	—	—	—	(1,733)
Exercise of stock options	109	585	258	2,078
Exercise of warrants	—	—	—	2,500

Net cash provided by financing activities	109	585	258	2,845

Effect of exchange rates on cash	(30)	(155)	423	(781)

Increase (decrease) in cash and cash equivalents	(9,499)	7,976	(10,113)	9,150
Cash and cash equivalents, beginning of period	41,462	61,416	42,076	60,242

Cash and cash equivalents, end of period	$31,963	$69,392	$31,963	$69,392

INTERVOICE, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total

Balance at February 28, 2006	38,470,087	$19	$92,050	$3,558	$(1,905)	$93,722

Net income	—	—	—	1,610	—	1,610

Foreign currency translation adjustment	—	—	—	—	1,118	1,118

Comprehensive income						2,728

Exercise of stock options	108,252	—	258	—	—	258

Non-cash compensation	—	—	2,749	—	—	2,749

Balance at August 31, 2006	38,578,339	$19	$95,057	$5,168	$(787)	$99,457

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended August 31, 2006
Unaudited
(In thousands)

	North		Rest of
	America		World		Total

Solutions	$12,879	51.8%	$11,986	48.2%	$24,865	100.0%
Customer and Software Support	16,203	78.4%	4,463	21.6%	20,666	100.0%
Hosted Solutions	3,744	67.2%	1,825	32.8%	5,569	100.0%

Total Sales	$32,826	64.2%	$18,274	35.8%	$51,100	100.0%

Voice Automation/IVR					$19,874	38.9%
Messaging					3,569	7.0%
Payment					1,422	2.8%

Total Solutions					24,865	48.7%

Customer and Software Support					20,666	40.4%
Hosted Solutions					5,569	10.9%

Total Recurring Services					26,235	51.3%

Total Sales					$51,100	100.0%

Intervoice, Inc.
Revenues by Market and Geography
For the Six Months Ended August 31, 2006
Unaudited
(In thousands)

	North		Rest of
	America		World		Total

Solutions	$21,101	47.6%	$23,233	52.4%	$44,334	100.0%
Customer and Software Support	31,613	77.4%	9,238	22.6%	40,851	100.0%
Hosted Solutions	7,153	61.8%	4,430	38.2%	11,583	100.0%

Total Sales	$59,867	61.9%	$36,901	38.1%	$96,768	100.0%

Voice Automation/IVR					$33,618	34.7%
Messaging					7,287	7.5%
Payment					3,429	3.6%

Total Solutions					44,334	45.8%

Customer and Software Support					40,851	42.2%
Hosted Solutions					11,583	12.0%

Total Recurring Services					52,434	54.2%

Total Sales					$96,768	100.0%